Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

DYNEGY PROVIDES 2017 AND 2018 FINANCIAL FORECAST

HOUSTON (April 11, 2017) —Dynegy Inc. (NYSE: DYN) is providing its internal 2017 and 2018 Adjusted EBITDA forecast estimates and will hold an investor call this morning at 8:00 am central/9:00am eastern. The materials to be discussed, and the webcast information, will be accessible via the Investors section of www.dynegy.com. The call will be archived and available for replay on the Company’s website for a one-year period.

The update is being provided following the discovery yesterday of an inadvertent communication that included our internal forecast of 2017 and 2018 Adjusted EBITDA to individuals outside the Company. This news release and accompanying materials and call are being made to satisfy Dynegy’s obligations under Regulation FD.

At Dynegy, we generate more than just power for our customers. We are committed to being a leader in the electricity sector. Throughout the Northeast, Mid-Atlantic, Midwest and Texas, Dynegy operates power generating facilities capable of producing enough energy to supply about 25 million American homes. We’re proud of what we do, but it’s about much more than just output. We’re always striving to generate power safely and responsibly for our wholesale and retail electricity customers who depend on that energy to grow and thrive.

FORWARD-LOOKING STATEMENT

This news release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly anticipated Dynegy’s 2017 and 2018 Adjusted EBITDA forecast estimates. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings guidance. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the SEC). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its 2016 Form 10-K. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this news release could be affected by, among other things, (i) beliefs and assumptions about weather and general economic conditions;(ii) beliefs, assumptions, and projections regarding the demand for power, generation volumes, and commodity pricing, including natural gas prices and the timing of a recovery in power market prices, if any; (iii) beliefs and assumptions about market competition, generation capacity, and regional supply and demand characteristics of the wholesale and retail power markets, including the anticipation of plant retirements and higher market pricing over the longer term; (iv) sufficiency of, access to, and costs associated with coal, fuel oil, and natural gas inventories and transportation thereof; (v) the effects of, or changes to the power and capacity procurement processes in the markets in which we operate; (vi) expectations regarding, or impacts of, environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations that we are, or could become, subject to, which could increase our costs, result in an impairment of our assets, cause us to limit or terminate the operation of certain of our facilities, or otherwise have a negative financial effect; (vii) beliefs about the outcome of legal, administrative, legislative, and regulatory matters, including any impacts from the change in administration to these matters; (viii) projected operating or financial results, including anticipated cash flows from operations, revenues, and profitability; (ix) our focus on safety and our ability to efficiently operate our assets so as to capture revenue generating opportunities and operating margins; (x) our ability to mitigate forced outage risk, including managing risk associated with CP in PJM and performance incentives in ISO-NE; (xi) our ability to optimize our assets through targeted investment in cost effective technology enhancements; (xii) the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility; (xiii) efforts to secure retail sales and the ability to grow the retail business; (xiv) efforts to identify opportunities to reduce congestion and improve busbar power prices; (xv) ability to mitigate impacts associated with expiring reliability must run “RMR” and/or capacity contracts; (xvi) expectations regarding our compliance with the Credit Agreement, including collateral demands, interest expense, any applicable financial ratios, and other payments; (xvii) expectations regarding performance standards and capital and maintenance expenditures; (xviii) the timing and anticipated benefits to be achieved through our company-wide improvement programs, including our PRIDE initiative; (xix) expectations regarding strengthening the balance sheet, managing debt and improving Dynegy’s leverage profile; (xx) efforts to divest assets and the associated timing of such divestitures, and anticipated use of proceeds from such divestitures; (xxi) anticipated timing, outcome and impact of the expected retirements of Brayton Point; (xxii) beliefs about the costs and scope of the ongoing demolition and site remediation efforts at the Vermilion and Wood River facilities and any potential future remediation obligations at the South Bay facility; and (xxiii) expectations regarding the synergies and anticipated benefits of the ENGIE Transaction.

Dynegy Inc. Contacts:

Media: David Onufer, 713.767.5800; Analysts: 713.507.6466

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